Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Genesis Energy, L.P.

Genesis Energy Finance Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Units	Rules 456(b) and 457(r)(1)	(2)	(2)	(2)	(1)	(1)

	Equity	Preferred Securities	Rules 456(b) and 457(r)(1)	(2)	(2)	(2)	(1)	(1)

	Equity	Subordinated Securities	Rules 456(b) and 457(r)(1)	(2)	(2)	(2)	(1)	(1)

	Other	Warrants	Rules 456(b) and 457(r)(1)	(2)	(2)	(2)	(1)	(1)

	Other	Options	Rules 456(b) and 457(r)(1)	(2)	(2)	(2)	(1)	(1)

	Other	Rights	Rules 456(b) and 457(r)(1)	(2)	(2)	(2)	(1)	(1)

	Debt	Debt	Rules 456(b) and 457(r) (1)(3)	(2)	(2)	(2)	(1)	(1)

	Debt	Guarantees of Debt Securities	Rules 456(b) and 457(r) (1)(3)	(2)	(2)	(2)	(1)	(1)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)

The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), to defer payment of all of the registration fee. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

(2)

An indeterminate number of the securities of each identified class are being registered as may from time to time be offered at indeterminate prices, including an indeterminate number or amount of securities that may be issued upon settlement, exercise, conversion or exchange of securities offered hereunder, or pursuant to anti-dilution provisions. Separate consideration may or may not be received for securities that are issuable upon settlement, exercise, conversion or exchange of other securities or that are issued in units.

(3)

One or more existing or future subsidiaries of Genesis Energy, L.P. may guarantee the debt securities of Genesis Energy, L.P. and Genesis Energy Finance Corporation. Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered.